UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 21, 2012

Middlefield Banc Corp.

(Exact name of registrant specified in its charter)

Ohio	000-32561	34-1585111
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15985 East High Street Middlefield, Ohio		44062
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (440) 632-1666 not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01(a): Entry into a Material Definitive Agreement

Sale of shares to investment fund. On March 21, 2012, Middlefield Banc Corp. (“Middlefield”) and Bank Opportunity Fund LLC (“BOF”) entered into a letter agreement pursuant to which they agreed to amend their Stock Purchase Agreement dated August 15, 2011 (the “Original Stock Purchase Agreement”). The transaction deadlines specified in Sections 4.05 and 8.01(d) of the Original Stock Purchase Agreement had previously been extended by Amendment No. 1 on September 29, 2011, by Amendment No. 2 on October 20, 2011, by Amendment No. 3 on November 28, 2011, and by Amendment No. 4 on December 21, 2011. Amendment No. 4 extended the transaction deadline to July 31, 2012 (the Original Stock Purchase Agreement, as so amended by Amendment No. 1 through Amendment No. 4, the “Stock Purchase Agreement”). The Stock Purchase Agreement currently provides for (i) BOF’s purchase of a number of shares of Middlefield common stock equal to 24.9% of Middlefield’s total outstanding shares of common stock (as of the date of closing) at a price of $16 per share, and (ii) a Warrant to purchase an aggregate number of shares of Middlefield common stock equal to 15% of the number of shares of Middlefield common stock to be purchased by BOF pursuant to clause (i) at an exercise price of $16 per share. The transaction is subject to approval by Middlefield’s stockholders under the Ohio Control Share Acquisition Act and to regulatory approval, among other conditions. The Stock Purchase Agreement also requires that Middlefield appoint prior to the closing one BOF designee to serve on the board of directors of Middlefield and on the board of directors of each of Middlefield’s two subsidiary banks.

The terms of the new amendment to the Stock Purchase Agreement, which were approved by Middlefield’s board of directors, will include a restructuring of BOF’s purchase of Middlefield common stock from one closing to three closings constituting three separate purchases that will incrementally increase BOF’s percentage ownership of the total outstanding shares of Middlefield common stock to 4.9% after the first closing, 9.9% after the second closing and 24.99% after the third closing. In addition, if BOF determines that necessary regulatory approvals can be obtained, Middlefield’s appointment of BOF’s designee to serve on the board of directors of Middlefield and on the board of directors of each of Middlefield’s two subsidiary banks will be a condition to the second closing rather than a condition to completion of the entire investment as currently set forth in the Stock Purchase Agreement. The terms of the amendment also remove the sale and purchase of the Warrant from the transaction. The amendment is conditioned upon BOF’s completion of a due diligence review of Middlefield and the execution of a definitive amendment to the Stock Purchase Agreement (such definitive amendment, “Amendment No. 5”).

Amendment No. 5 will provide for BOF’s purchase from Middlefield, at a price of $16.00 per share, shares of Middlefield common stock constituting 4.9% of Middlefield’s total outstanding shares of common stock (as of the date of such purchase) (the “Initial Investment”) immediately after execution of Amendment No. 5. The gross proceeds to Middlefield from the Initial Investment are expected to be approximately $1.5 million.

Amendment No. 5 will provide that subsequent to the Initial Investment, and on or before April 30, 2012, BOF will purchase from Middlefield, also at a price of $16.00 per share, additional shares of Middlefield common stock that, when added to the shares purchased in the Initial Investment, will increase BOF’s percentage ownership of the outstanding shares of Middlefield common stock to 9.9% (the “Follow-On Investment”). A condition to the Follow-On Investment is the approval of the Federal Reserve Bank of Cleveland, if BOF elects to request such approval, which election is at its sole discretion. In addition, if BOF determines that the necessary regulatory approval can be obtained, a condition to the closing of the Follow-On investment will be Middlefield’s appointment of BOF’s designee to serve on the board of directors of Middlefield and on the board of directors of each of Middlefield’s two subsidiary banks. The gross proceeds to Middlefield from the Follow-On Investment are expected to be approximately $1.7 million.

Amendment No. 5 will also provide that, upon approval of the Federal Reserve and the Ohio Division of Financial Institutions, BOF will purchase from Middlefield, at a price of $17.00 per share, additional shares of Middlefield common stock that, when added to the shares purchased in the Initial Investment and the Follow-On Investment, will increase BOF’s percentage ownership of the outstanding shares of Middlefield common stock to 24.99% (the “Subsequent Investment”). In addition to regulatory approval, the Subsequent Investment will also be conditioned upon, among other conditions, approval by the stockholders of Middlefield under the Ohio Control Share Acquisition Act. If BOF’s designee to serve on the board of directors of Middlefield and on the board of directors of each of Middlefield’s two subsidiary banks was not appointed in connection with the Follow-On Investment, then Middlefield’s appointment of such designee will be a condition to the closing of the Subsequent Investment. The gross proceeds to Middlefield from the Subsequent Investment are expected to be approximately $6.7 million. The total gross proceeds to Middlefield of the investments expected to be made by BOF under Amendment No. 5 total approximately $9.8 million.

Amendment No. 5 will also include Middlefield’s waiver of the Stock Purchase Agreement requirement that BOF prepare and file with the Federal Reserve and the Ohio Division of Financial Institutions certain applications by February 29, 2012.

Amendment No. 5 will also provide that, upon the closing of the Initial Investment, Middlefield will reimburse BOF or its affiliate for legal expenses up to $25,000, and Middlefield will also reimburse BOF’s expenses associated with attendance by BOF’s representative at meetings of the board of directors of Middlefield and its subsidiary banks.

Middlefield and BOF expect to enter into Amendment No. 5 within the next few weeks.

The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to (x) the Original Stock Purchase Agreement, which is Exhibit 10.26 to Middlefield’s Form 10-K Annual Report for the year ended December 31, 2011, (y) Stock Purchase Agreement Amendments Nos. 1 through 4, which are Exhibits 10.26.1 through 10.26.4, respectively, to Middlefield’s Form 10-K Annual Report for the year ended December 31, 2011, and (z) the March 21, 2012 letter agreement between Middlefield and BOF, which is attached to this Form 8-K as Exhibit 10.26.5, each of which is incorporated herein by this reference.

An institutional investor that acquired 4.9% of Middlefield’s common stock in August of 2011 also has the right under its subscription agreement to purchase from Middlefield additional shares at $16 per share in order to maintain the institutional investor’s 4.9% interest.

Forward-looking statements. This Form 8-K Current Report includes forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to statements about anticipated operating and financial performance, such as loan originations, operating efficiencies, loan sales, charge-offs and loan loss provisions, growth opportunities, interest rates, and deposit growth. Words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “plan,” and similar expressions are intended to identify forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation delays in obtaining or failure to receive required regulatory approvals, including approval by the Superintendent of the Ohio Division of Financial Institutions and by the Board of Governors of the Federal Reserve System, the possibility that fewer than the required number of the Middlefield’s stockholders vote in accordance with the Ohio Control Share Acquisition Act to approve the sale of shares to BOF, the occurrence of events that would have a material adverse effect on Middlefield as described in the amended Stock Purchase Agreement, and other uncertainties associated with the transactions described in this Form 8-K Current Report. Additional factors that could cause actual results to differ materially are discussed in Middlefield’s filings with the Securities and Exchange Commission, including without limitation Middlefield’s Form 10-K Annual Report, its Form 10-Q Quarterly Reports, and its Form 8-K Current Reports. Forward-looking statements are based on Middlefield’s beliefs, plans, objectives, goals, assumptions, expectations, estimates, and intentions as of the date the statements are made. You must exercise caution because Middlefield cannot give any assurance that its beliefs, plans, objectives, goals, assumptions, expectations, estimates, and intentions will be realized. Middlefield does not undertake a duty to update any forward-looking statements in this Form 8-K.

Additional information and where to find it. This communication may be deemed to be solicitation material. Middlefield will file with the SEC a proxy statement and other documents regarding the transaction described in this Form 8-K. MIDDLEFIELD STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, INCLUDING MIDDLEFIELD’S PROXY STATEMENT, BECAUSE THE PROXY STATEMENT AND OTHER DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION ABOUT THE TRANSACTION WITH BANK OPPORTUNITY FUND LLC. Members of the public will be able to obtain the proxy statement and other relevant documents free of charge at the SEC’s website, http://www.sec.gov, and Middlefield’s stockholders will receive information at an appropriate time about how to obtain the proxy statement and other transaction-related documents for free from Middlefield. The proxy statement and other documents are not currently available. Middlefield and its directors, executive officers, certain members of management, and employees may have interests in the transaction or be deemed to be participants in the solicitation of proxies of Middlefield’s stockholders to approve the transaction with BOF. Information regarding the participants and their interest in the solicitation is set forth in the proxy statement filed by Middlefield with the SEC on April 4, 2011 for the 2011 Annual Meeting. Stockholders may obtain additional information regarding the interests of participants by reading the proxy statement relating to the transaction when the proxy statement becomes available.

Item 9.01(d)	Exhibits.

Exhibit 10.26.5	March 21, 2012 letter agreement between Bank Opportunity Fund LLC and Middlefield Banc Corp.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Middlefield Banc Corp.

Date: March 27, 2012	/s/ James R. Heslop, II
Executive Vice President and Chief
Operating Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

Exhibit 10.26.5	March 21, 2012 letter agreement between Bank Opportunity Fund LLC and Middlefield Banc Corp.